CITIGROUP ALTERNATIVE INVESTMENTS
MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC
731 Lexington Avenue
28th Floor
New York, New York 10022

CITIGROUP ALTERNATIVE INVESTMENTS LLC
731 Lexington Avenue
28th Floor
New York, New York 10022

August 20, 2007

AMERIPRISE:

Re: Appointment as Placement Agent

Ladies and Gentlemen:

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), and Citigroup Alternative Investments LLC, a limited liability company organized under the laws of Delaware (the “Adviser”), hereby agree with AMERIPRISE (the “Placement Agent”) as follows:

1.	Fund Offering.

The Fund issues and sells its shares of beneficial interest in the Fund (“Shares”), designated in Series, pursuant to the Fund’s registration statement as amended or supplemented from time to time, including (to the extent such Parts are separately identified) Part A (the prospectus), Part B (the statement of additional information) and Part C, as filed on Form N-2 with the Securities and Exchange Commission (the “Commission” and the “Registration Statement”, respectively), and has appointed and/or expects to appoint several agents as placement agents in connection with the sale of Shares.

2.	Definitions.

All capitalized terms used in this agreement (“Agreement”) that are not separately defined herein shall have the respective meaning set forth in the Registration Statement.  For purposes of this Agreement, although materiality shall be defined by reference to applicable law, the parties acknowledge that market movements are inherent in investment activities and therefore generally will not be deemed material factors requiring supplements, updates or amendments to the Registration Statement or other Approved Offering Material (as defined below).

3.	Placement of Shares.

(a)
Subject to the terms and conditions set forth herein, the Fund hereby appoints the Placement Agent as the Fund’s non-exclusive placement agent in connection with the placement of Shares.  Subject to the performance in all material respects by each of the Fund and the Adviser of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of each of the Fund and the Adviser contained herein, the Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use reasonable efforts during the term hereof to find qualified subscribers for Shares (“Placement Agent Customers”) and to assist the Fund in obtaining payment for Shares from Placement Agent Customers. It is understood that the Placement Agent has no commitment with regard to the sale of the Shares other than to use reasonable efforts.  It is understood that the use of reasonable efforts shall be subject to the ongoing due diligence by the Placement Agent, which may result in the temporary or permanent cessation of the finding of acceptable subscribers by the Placement Agent.  It is understood that the Placement Agent may in its sole discretion require its registered representatives to comply with the training or other requirements that may limit the number of its registered representatives who are authorized to offer or sell interests in the Funds.  The agency of the Placement Agent hereunder shall continue until the termination of this Agreement.

(b)
The offers and sales of Shares are to be effected pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940 (the “1940 Act”).  The Placement Agent, the Fund and the Adviser have established the following procedures in connection with the offer and sale of Shares and agree that no party hereto will make offers or sales under this Agreement of any Shares except in compliance with such procedures:

(i)	Offers of Shares will be made only to investors that the Placement Agent reasonably believes qualify as ‘“Eligible Investors” meeting the eligibility standards set forth in the Registration Statement.

(ii)
No sale of Shares to any single investor will be for less than the minimum denominations as specified in the Registration Statement, unless such requirement is waived in advance by the Adviser (acting in its capacity as the Fund’s designated administrator) in its sole discretion.

(iii)
No offer or sale of any Shares shall be made in any state or jurisdiction, or to any prospective Investor located in any state or jurisdiction, where such Shares have not been registered or qualified for offer and sale under applicable state securities laws (unless such Shares are “covered securities” within the meaning of the Securities Act, or otherwise exempt from the registration or qualification requirements of such laws, and any and all required filings, including notice filings, have been made to perfect such exemptions or preemptions) provided that the Fund or Adviser has notified Placement Agent of the states and/or jurisdictions where Shares have been registered or qualified for sale or where an exemption is available pursuant to applicable securities laws.  The Fund or Adviser will promptly notify Placement Agent of the states and/or jurisdictions where shares of Funds previously had been registered or qualified for sale but where such registration or qualification is no longer valid.

(iv)	No transfers of Shares will be effected other than subject to the substantial restrictions thereon set forth in the Registration Statement.

(c)
For purposes of the offering of Shares, the Fund has furnished to the Placement Agent the Registration Statement and subscription documentation to be furnished to prospective investors and any sticker amendments and supplements thereto.  The Placement Agent is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement or any written supplements thereto, or any sales material, advertising or alternative subscription documentation approved in writing by the Fund or the Adviser for use in connection with the offering or sale of Shares (all such materials, together with the Registration Statement, being referred to herein as the “Approved Offering Material”). Modifications of such Approved Offering Material generally will not be approved as contemplated by the previous sentence except in the case of modifications solely for the purpose of reflecting formatting or cosmetic changes or including appropriate references to the Placement Agent by name, address, insignia or similarly factual identifying characteristics).  Notwithstanding, and in addition to, any steps taken or to be taken by the Adviser, or any affiliate of the Adviser, to file any Approved Offering Material with The National Association of Securities Dealer, Inc. (the “NASD), which effective July 30, 2007, was renamed the Financial Industry Regulatory Authority, (“FINRA”) pursuant to the rules thereof, it shall be the responsibility of the Placement Agent to determine whether it is required to file any Approved Offering Materials with FINRA for review and/or approval.

4.	Subscription Procedures.

(a)
All subscriptions for Shares and payments by subscribers of subscription amounts for Shares shall be made pursuant to the terms and conditions set forth in the Registration Statement and the subscription documentation.  Subscriptions for Shares from Placement Agent Customers shall be subject to processing by the Placement Agent and the Fund, as described in Section 5 below.

(b)
All payments received by the Placement Agent hereunder for subscriptions in the name and on behalf of the Fund shall be handled by the Placement Agent in accordance with the terms of the subscription documentation.

5.	Processing of Subscriptions and Operational Procedures.

(a)
The Placement Agent shall review each subscription document from any Placement Agent Customer to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an “Eligible Investor” and shall promptly forward completed subscription documents, and any other information required to determine a prospective investor’s eligibility, to the Fund in care of PFPC, Inc. as the Fund’s co-administrator (or any successor entity designated by the Fund or the Adviser to serve in that capacity), which shall promptly communicate (generally within five business days) the Fund’s acceptance or rejection of such documents to the Placement Agent. Prior to forwarding a Subscription Agreement, the Placement Agent will, to the extent required by applicable law, ensure that the subscriber for Shares has a legitimate source of funds and that there is no season to suspect such subscriber of money laundering activities.  Placement Agent will also ensure that the contemplated investment in the Fund by the Placement Agent Customer is suitable to that customer’s specific circumstances, and that in forwarding the Subscription Agreement the Placement Agent is compliant with the programs described in both Sections 9(h) and 9(l).  The Officers and/or the Directors of the Fund (respectively, the “Officers” and the “Directors”), acting on their own behalf or through their authorized agents, reserve the right to reject any subscription for Shares in the Fund for any reason.  The Placement Agent has no authority to accept subscriptions for Shares.  For the avoidance of doubt, the Placement Agent shall be solely responsible for matters relating to the qualification as an “Eligible Investor’’ of any Placement Agent Customer, for evaluating the suitability of an investment in the Fund for any Placement Agent Customer and, to the extent required by law, for satisfaction of applicable anti-money-laundering obligations relating to any Placement Agent Customer, each as contemplated by the preceding sentences of this Section 5(a).

(b)
The Placement Agent and the Fund shall follow the operational procedures for the submission of subscriptions for Shares, payment therefor, the submission of repurchase requests and the payment of repurchase proceeds that are set forth in the Registration

Statement and any applicable documents relating to subscriptions or Tender Offers (as defined below).  The Fund or its designated agents will be responsible for, among other things, accurate primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values with the Placement Agent.  The Fund also will be responsible for, among other things, all reporting to regulators and to Shareholders, which shall include, among other things, a monthly calculation of net asset value, quarterly unaudited reports to Shareholders and audited annual reports to Shareholders.  The monthly calculation of net asset value shall be calculated as set forth in the Registration Statement, and shall be transmitted to the Placement Agent for purposes of allowing the Placement Agent to confirm to Shareholders that are Placement Agent Customers the offering price or repurchase price, as the case may he, for Shares promptly following the tenth business day after: (i) each calendar month end (or any other day on which purchases of Shares are effected) or (ii) the repurchase date, as applicable. The Fund also shall retain an escrow agent as necessary.

(c)
The Placement Agent shall reasonably coordinate with the Fund and PFPC, Inc. as the Fund’s co-administrator (or any successor entity designated by the Fund or the Adviser to serve in that capacity) with regard to the Fund’s periodic offers to repurchase its Shares as described in the Registration Statement (each a “Tender Offer”).  Such coordination may include assisting the Fund or such co-administrator with contacting Placement Agent Customers to advise them of the terms of an such Tender Offer and assisting Placement Agent Customers with contacting the Fund or such co-administrator regarding participation in a Tender Offer.

(d)
The Placement Agent shall ensure that appropriate custody accounts are opened and maintained for the receipt of monies from Placement Agent Customers intended for pending investments in the Fund and for the receipt of proceeds from Tender Offers pending their proper distribution to Placement Agent Customers participating in such Tender Offers.

(e)
The Fund may suspend or terminate the offering of any Series of Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise.  Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Placement Agent that such solicitation may be resumed.

6.	Representations and Warranties of the Fund.

The Fund represents and warrants to the Placement Agent that:

(a)
The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Registration Statement.  All necessary filings, consents and other actions necessary to qualify the offering of Shares with the Commission under the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Fund as described in the Registration Statement have been, or will timely be, made or taken.

(b)
Shares to be or which may be issued by the Fund have been duly authorized for issuance and sale, are registered with the Commission, and a registration statement shall be effective at the time such Shares are issued and delivered by the Fund conforming in all material respects to all statements relating thereto contained in the Registration Statement.

(c)	The issue and sale of Shares and the execution, delivery and performance of the Fund’s obligations under the Registration Statement will not result in the violation of any applicable law.

(d)	The Fund will apply the proceeds from the sale of Shares for the purposes set forth in the Registration Statement.

(e)
The Registration Statement will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

(f)
The Fund shall not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement shall in any way restrict or have an application to or hearing upon the Fund’s obligation to repurchase Shares from a Shareholder in accordance with any Tender Offer.

(g)
This Agreement has been duly authorized executed and delivered by the Fund and, assuming the Adviser’s and the Placement Agent’s execution hereof, will constitute a valid and binding agreement of the Fund.

(h)
All Approved Offering Material to be given to any potential investor in connection with the offering or sale of Shares will be, as of the date of each sale of Shares in respect of which it is used, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.  The Fund agrees to advise the Placement Agent promptly of the occurrence of any event or other change which, in the opinion of counsel to the Fund, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.  (With regard to sales material, advertising or subscription documentation prepared by the Placement Agent and approved in writing by the Fund, such representation and warranty extends only to statements regarding the Fund, the Adviser, or other matters relating to the business of each of these and as to which any of them reasonably has, or should have, knowledge.)  The Fund recognizes and confirms that the Placement Agent (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Fund.

7.	Covenants of the Fund.

The Fund covenants and agrees with the Placement Agent as follows:

(a)
The Placement Agent and the Placement Agent’s counsel shall be furnished with such documents and opinions as the Placement Agent and they may reasonably require, from time to time, for the purpose of enabling the Placement Agent or them to pass upon the issuance and sale of Shares as herein contemplated and dated proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Shares as herein contemplated shall be satisfactory in form and substance to the Placement Agent and the Placement Agent’s counsel.

(b)
If, at any time after the commencement of an offering of Shares and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Registration Statement in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will notify the Placement Agent as promptly as practicable of the occurrence of such event and promptly prepare and furnish to the Placement Agent copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as the Placement Agent may request in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

8.	Representations and Warranties of the Adviser.

The Adviser represents and warrants to the Placement Agent that:

(a)
The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware: with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
This Agreement has been duly authorized, executed and delivered by the Adviser and, assuming the Fund’s and the Placement Agent’s execution hereof, will constitute a valid and binding agreement of the Adviser.

9.	Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants that:

(a)
The Placement Agent has been duly formed and is validly existing as a corporation in good standing under the Laws of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
This Agreement has been duly authorized, executed and delivered by the Placement Agent and, assuming the Fund’s and the Adviser’s execution hereof, will constitute a valid and binding agreement of the Placement Agent.

(c)
The Placement Agent has and will maintain all licenses and registrations necessary under applicable law and regulation (including the rules of FINRA) to provide the services required to be provided by the Placement Agent hereunder.  The Placement Agent is registered with the Commission as a broker-dealer and is admitted to Shareholdership in the NASD.  The Placement Agent’s NASD Shareholdership agreement contemplates that the Placement Agent may act as placement agent for securities in the manner contemplated by this Agreement.

(d)
The Placement Agent has not and will not solicit any offer to buy or offer to sell Shares in any manner which would be inconsistent with applicable laws and regulations or with the procedures for solicitation contemplated by the Registration Statement.  The Placement Agent has not and will not solicit any offer to buy or sell Shares in any jurisdiction in which to and its personnel are not duly licensed to do so.  Additionally, the

Placement Agent will appropriately disclose to each subscriber of Shares that is a Placement Agent Customer the compensation the Placement Agent receives for its services in selling Shares.

(e)
The Placement Agent shall not offer Shares under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Agreement shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from a Shareholder in accordance with any Tender Offer.

(f)
The Placement Agent will furnish each subscriber of Shares that is a Placement Agent Customer a copy of the Registration Statement and the subscription documentation prior to such person’s admission as a Shareholder of the Fund.

(g)
With respect to state blue sky requirements, the Placement Agent agrees to cooperate with the Adviser as reasonably necessary for the Adviser to effectuate any required or advisable filings.  Additionally, the Placement Agent shall be responsible for issues relating to the licensing of its representatives and agents in such jurisdictions.

(h)
The Placement Agent has adopted suitability and other compliance policies and procedures with respect to offerings to investors subject to minimum eligibility qualifications, and will do all that is reasonable in the industry to ensure that such policies and procedures remain current with all applicable regulatory requirements and are enforced during the term of this Agreement.  The Placement Agent has read and is aware of NASD IM-2310-3 relating to an NASD Shareholder’s suitability obligations to institutional (and sophisticated) customers.  A copy of the Placement Agent’s suitability policy has been provided to the Adviser and the Placement Agent shall provide the Adviser with copies of any amended policies on an annual basis.

(i)
The Placement Agent will not externally publish or furnish any offering literature, advertising or marketing or other materials that contain any reference to the Fund or the Adviser without the prior written approval of the Fund contemplated by Section 3(c) hereof.  No employee of the Placement Agent or other person acting on behalf of the Placement Agent is authorized to make any representation (oral or otherwise) concerning the Fund or the Shares except those contained in the Registration Statement and other Approved Offering Material.

(j)
The Placement Agent will order Shares only from the Fund.  All such purchases shall be made only to cover purchase orders already received from the Placement Agent Customers or for its own bona fide investment.

(k)
The Placement Agent will not delay in placing orders received from Placement Agent Customers so as to profit itself as a result of such delay, and the Placement Agent will place orders for purchases (and repurchases if applicable) promptly upon receipt from Placement Agent Customers.

(l)
The Placement Agent has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations.  The Placement Agent undertakes that it shall (a) conduct its operations in accordance with applicable laws, regulations and regulatory interpretations; (b) to the extent required by law and/or upon the request of appropriate regulatory authorities, provide access to its books, records and operations relating to its anti-money laundering compliance by appropriate regulatory authorities, and, if applicable, the Fund; (c) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Fund; (d) certify in writing at least annually that it has implemented an anti-money laundering program in accordance with applicable rules and regulations of a federal functional regulator, as that term is defined for purposes of 31 U.S.C.§103.122, and that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement, including, without limitation, that it has performed the required customer identification verification processes consistent with Section 326 of the USA Patriot Act and Citigroup’s Customer Identification Program, a copy of which has been provided to the Placement Agent; and (e) to the extent required by law, provide periodic reports to the Fund concerning anti-money laundering activities and compliance exceptions.

(m)
As required by applicable provisions of the Gramm-Leach-Bliley Act, any other applicable laws or regulations, and at all times in accord with the Fund’s privacy policy described m its Prospectus, the Placement Agent agrees to provide appropriate protections for personal financial information of persons invested in the Fund.

(n)
The Placement Agent will (a) maintain all records required by law to be kept by it relating to transactions in Shares of the Fund by or on behalf of Placement Agent Customers and compensation received by the Placement Agent in respect thereto, (b) upon request by the Fund or the Adviser in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party, and (c) promptly notify the Adviser if the Placement Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

10.	Compensation of Placement Agent.

Other than as set forth below, the Placement Agent will receive no fee, payment or other remuneration from the Fund or the Adviser for its services under this Agreement.

(a)
Placement Fee - As compensation for its services in selling Shares, the Placement Agent shall be entitled to retain a placement fee from Placement Agent Customers based on the amount of the sale, as agreed with the Fund from time to time and at all times in accordance with the limitations contained in the Registration Statement.  All placement fees, commissions and concessions are subject to change without notice by the Fund and will comply with any changes in regulatory requirements.  The Placement Agent will not combine customer orders to reach breakpoints in fees for any purposes whatsoever unless authorized by the Registration Statement.

(b)
Trail Fee - The Adviser and/or its affiliates shall pay the Placement Agent an annual fee (the “Fee”) payable monthly in arrears in an amount equal to, on an annualized basis, 0.75% of the month end Net Asset Value of the Shares of the Fund beneficially owned by Shareholders that are Placement Agent Customers as of each applicable month.  The Fee shall be paid by the Adviser or its affiliates to the Placement Agent, generally within thirty (30) days after the conclusion of each calendar month in which fees have been incurred, beginning with the first month the Placement Agent obtains a Customer.  The Fee shall be paid from the Adviser’s own resources.  The Adviser will work with the Placement Agent to resolve any discrepancy associated with the amount of the compensation paid to the Placement Agent.  The Adviser agrees to compensate the Placement Agent for the reasonable costs of any reprocessing necessary to adjust Selling Agent’s record-keeping systems directly attributable to the compensation error.  The Adviser and Placement Agent will agree in writing to the expenses to be reimbursed prior to the Adviser incurring any such expenses.

(c)
The Placement Agent hereby agrees that either the Placement Fee, the Trail Fee, or both, may be reduced or altered if and as required by FINRA in order to maintain compliance with applicable rules of FINRA, including but not limited to NASD rule 2710.

(d)
The Adviser will pay Placement Agent $75,000 for the set up expense associated to adding the Fund placed in Brokerage Services under this Agreement, which Placement Agent may include in invoices upon the date of coverage.  Such payments are primarily intended to reimburse Placement Agent for the start-up operational costs of covering new Series.  Payment of this fee will be no later than December 15, 2007.

(e)
Adviser will reimburse Placement Agent for expenses deriving from performing services related to but separate from the services contemplated by this Agreement, including but not limited to technology services, operational reporting, or technology or operational expenses deriving from particular issues presented by the Fund or systems, e.g., expenses related to Series mergers or reorganizations provided, however, that Adviser and Placement Agent agree in writing to the expenses to be reimbursed prior to the Adviser incurring any such expenses.  Such payments will be separate from and above the Payment Amounts and any other assessed amounts and will be paid through the process set forth below.

(f)
Adviser will pay Placement Agent the reasonable costs Placement Agent incurs when responding to or complying with any audit, report, examination, inspection or compliance review requested by Adviser or the Fund and any information or document request and any other request by Adviser or the Fund that is not otherwise specifically addressed in this Agreement or any other agreement between Placement Agent and Adviser or the Fund.

(g)	Adviser will pay Placement Agent by wire payment according to the wire instructions set forth immediately below:

Ameriprise Financial Services, Inc.

Wells Fargo of Minneapolis

ABA: 121000248

Account No.: 0001065885

(h)
If any such payments are not paid to Placement Agent within two calendar months following the conclusion of the month in which the fees have been incurred, the payment will be deemed late, and a late fee equal to 1 year Libor will be assessed on amounts due.  If any payment amount or late fees are not paid within three calendar months following the conclusion of the month in which the fees have been incurred, the Placement Agent may, in its sole discretion, take measures intended to ensure payment, including but not limited to ceasing to perform some or all services, until all payments or late fees are paid.

11.	Indemnification and Contribution.

The parties agree to indemnify each other as follows:

(a)
Each of the Fund and the Adviser agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon (i) any breach by the Fund or the Adviser of any obligation, representation, warranty or covenant under his Agreement or (ii) any act or omission of the Fund or the Adviser including, but not limited to, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each of the Fund and the Adviser will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund or the Adviser by the Placement Agent or through the Placement Agent expressly for the use therein; and further provided that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent’s own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of the Placement Agent’s or their duties hereunder. This indemnity will be in addition to any liability which the Fund may otherwise have incurred under this Agreement.

(b)
The Placement Agent agrees to indemnify and hold harmless each of the Fund and the Adviser and each person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Fund and the Adviser or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by the Placement Agent of any obligation, representation, warranty or covenant under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund or the Adviser by the Placement Agent or on the Placement Agent” behalf through the Placement Agent expressly for use therein;

provided, however, that the Placement Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by the Fund or the Adviser or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Fund or the Adviser would be subject by reason of their own willful misfeasance, bad faith, gross negligence or reckless disregard of their duties hereunder. This indemnity will be in addition to any liability which the Placement Agent may otherwise have incurred under this Agreement.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 11 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 11 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)
In no event will any party be liable to any other party or any third party for any consequential, incidental, special or indirect damages (including but not limited to lost profits), even if such party has been advised of the possibility of such losses,

12.	Representations and Indemnities to Survive Delivery.

The agreements, representations, warranties, indemnities, fees and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, the Fund, the Adviser, directors, partners or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Shares hereunder.  The provisions of this Section 12 shall survive the termination or cancellation of this Agreement.

13.	Effective Date and Term of Agreement.

This Agreement shall become effective for all purposes as of the date hereof and shall remain in effect for an initial term of two years from such date.  Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Directors, including the vote of a majority of the Directors who are not “interested persons,” as defined by the “1940 Act”, of the Fund.

14.	Termination.

This Agreement may be terminated as follows:

(a)
Any party may terminate this Agreement without cause by written notice to the other parties on not less than ninety (90) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other party, immediately by giving written notice, if, after having given written notice of the material breach to the other party, which notice sets forth in reasonable detail the nature of the breach, the other party fails to correct the material breach or otherwise come into full compliance with the terms of this Agreement within 10 business days of notice of the material breach.

(b)
By written notice to the Fund or the Adviser, the Placement Agent may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Fund or the Adviser, which in the Placement Agent’s opinion, will make it inadvisable to proceed with the delivery of Shares; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in the Placement Agent’s judgment, impracticable to market Shares or enforce contracts for the sale of Shares; and (iii) any order suspending the sale of Shares shall have been issued by any jurisdiction in which a sale or sales of Shares shall have been made, or proceedings for that purpose shall have been initiated or, to the Placement Agent’s best knowledge and belief, shall be contemplated.

(c)
This Agreement cannot be assigned by either party except by mutual written consent except that this Agreement may be assigned without prior consent (but upon written notice) by either party to any company: (a) that acquires all or substantially all of that party’s assets, or into which the party is merged or otherwise reorganized or (b) that controls, is controlled by or is under common control with such party.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

15.	Pre-Termination Shares.

(a)	After the date of such termination of this Agreement,

(i)	Adviser will not be obligated to pay the concessions or fees with respect to any Shares that are placed or purchased in Placement Agent Customer accounts after the date of such termination; and

(ii)
Adviser will continue to be obligated to pay the concessions and fees with respect to any share that was considered in the calculation of the concessions and fees prior to or as of the date of such termination including Shares that may be subsequently created as a result of dividend reinvestments or capital gains distributions (each individually a “Pre- Termination Share”), for so long as a Pre-Termination Share continues to be held in a Placement Agent Customer account and Placement Agent continues to perform services for a Pre-Termination Share.

(b)
With respect to the Fund, if at any time neither Adviser nor any person controlling, controlled by, or under common control with Adviser continues to be engaged by the Fund in any capacity, then Adviser will be relieved of its obligation pursuant to Section 15(a)(ii) provided this Agreement is assigned pursuant to the terms of this Agreement and such assignee assumes Adviser’s obligations hereunder.  So long as Adviser or some other person or entity continues or assumes Adviser’s obligation pursuant to Section 15(a)(ii), Placement Agent will continue to perform services for each Pre-Termination Share.

(c)	For so long as Placement Agent continues to perform services related to my Pre- Termination Share, this Agreement will remain in full force and effect with respect to such Pre-Termination Share.

16.	Confidentiality.

(a)	Each party shall keep confidential any non-public information in respect of the Shareholders and any confidential information relating to the business of each other Party.

(b)	Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

i.
“Placement Agent Confidential Information” includes, but is not limited to, all proprietary and confidential information of Placement Agent and its subsidiaries, affiliates, and licensees, including without limitation all information regarding the Placement Agent Customers and the customers of its subsidiaries, affiliates, or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such Placement Agent Customers; or any information derived therefrom Placement Agent Confidential Information will not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the Fund or Adviser in violation of this Agreement, (b) demonstrably known to the Fund or Adviser prior to execution of this Agreement, (c) independently developed by the Fund or Adviser in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by the Fund or Adviser from any third party other than Placement Agent.

ii.
The Fund and Adviser may not use or disclose Placement Agent Confidential Information for any purpose other than to carry out the purpose for which Placement Agent Confidential Information was provided to the Fund or Adviser as set forth in the Agreement, and agrees to cause all Fund or Adviser employees, agents, representatives, or any other party to whom Fund or Adviser may provide access to or disclose Placement Agent Confidential Information to limit the use and disclosure of Placement Agent Confidential Information to that purpose.

iii.
The Fund and Adviser agree to implement reasonable measures designed (i) to assure the security and confidentiality of Placement Agent Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Placement Agent Confidential Information that could result in substantial harm or inconvenience to any Placement Agent Customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with SEC Regulation S-P. The Fund and Adviser further agree to implement reasonable measures to confirm that all Fund and Adviser agents, representatives, subcontractors, or any other party to whom the Fund or Adviser may provide access to or disclose Placement Agent Confidential Information have adopted appropriate measures designed to meet the objectives set forth in this paragraph.

iv.
Upon Placement Agent’s request, the Fund or Adviser shall promptly return Placement Agent Confidential Information (and any copies, extracts, and summaries thereof) to Placement Agent, or, with Placement Agent’s written consent, shall promptly destroy, in a manner satisfactory to Placement Agent, such materials (and any copies, extracts, and summaries thereof) and shall further provide Placement Agent with written confirmation of same.

(c)	Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

i.
“Adviser Confidential Information” includes, but is not limited to, all proprietary and confidential information of the Adviser and the Fund.  Adviser Confidential Information will not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by the Placement Agent in violation of this Agreement, ( b) demonstrably known to the Placement Agent prior to execution of this Agreement, (c) independently developed by the Placement Agent in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by the Placement Agent from any third party other than the Adviser or the Fund.

ii.
The Placement Agent may not use or disclose the Adviser Confidential Information for any purpose other than to carry out the purpose for which the Adviser Confidential Information was provided to the Placement Agent as set forth in the Agreement, and agrees to cause all Placement Agent employees, agents, representatives, or any other party to whom Placement Agent m y provide access to or disclose the Adviser Confidential Information to limit the use and disclosure of the Adviser Confidential Information to that purpose.

iii.
The Placement Agent agrees to implement reasonable measures designed (i) to assure the security and confidentiality of the Adviser Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, the Adviser Confidential Information that could result in substantial ham or inconvenience to the Advisor or the Fund; and (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties. The Placement Agent further agrees to implement reasonable measures to confirm that all Placement Agent agents, representatives, subcontractors, or any other party to whom the Placement Agent may provide access to or disclose the Adviser Confidential Information have adopted appropriate measures designed to meet the objectives set forth in this paragraph.

iv.
Upon the Adviser’s request, the Placement Agent shall promptly return the Adviser Confidential Information (and any copies, extracts, and summaries thereat) to the Adviser, or, with the Adviser’s written consent, shall promptly destroy, in a manner satisfactory to the Adviser, such materials (and any copies, extracts, and summaries thereof) and shall further provide the Adviser with written confirmation of same.

(d)
Notwithstanding anything to the contrary in subparagraph (a),+) or (c) of this Section 16, the Placement Agent agrees that the Fund and/or the Adviser may disclose the name (or other identifying or descriptive information contained in Fund subscription documentation, any collateral documentation thereto or otherwise) regarding any current or former Placement Agent Customer to any regulator having jurisdiction over the disclosing party, at all times solely to the extent reasonably necessary to respond to a request for information from (or filing requirement imposed by) such regulator. The Placement Agent further agrees to cooperate promptly with the Fund and/or the Adviser in connection with any such regulatory request or requirement, and the Fund wd the Adviser further agree to use any such information obtained regarding a Placement Agent Customer solely in connection with such regulatory request or requirement.

17.	Services Not Exclusive.

The services to be rendered by the Placement Agent hereunder shall be provided on a nonexclusive basis.  The Placement Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions.  Nothing herein shall restrict the Placement Agent or its affiliates from creating or marketing any other product or investment vehicle.

18.	Notices.

All communications under this Agreement shall be given in writing, sent by facsimile, followed by registered mail to the address set forth below or to such ether address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Placement Agent:

AMERIPRISE
570 Ameriprise Financial Center
Minneapolis, MN 55474
Attention: Frank McCarthy

with a copy to:

General Counsel’s Office
50606 Ameriprise Financial Center
Minneapolis, MN 55474

If to the Fund:

CITIGROUP ALTERNATIVE INVESTMENTS
MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC
73 1 Lexington Avenue
28th Floor
New York, New York 10043

Attention: General Counsel

If to the Adviser:

CITIGROUP ALTERNATIVE INVESTMENTS LLC
731 Lexington Avenue
28th Floor
New York, New York 10043

Attention: General Counsel

19.	Miscellaneous.

(a)
This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

(b)
This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act.  In the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control.  Any action relating to this Agreement may be brought in the state or federal courts in the City of New York, and each party hereby consents to the non-exclusive jurisdiction of such courts.

21.	Limitation of Liability.

The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any Director, Shareholder of the Fund or any officers, employees or agents of the Fund, whether past, present or future, individually, but are binding only upon the assets and property of the Fund.

[Remainder of page intentionally blank; signature page follows.]

If the foregoing correctly sets forth our understanding with the Placement Agent, please indicate the
Placement Agent’s acceptance in the space provided below.

Very truly yours, CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC CITIGROUP ALTERNATIVE INVESTMENTS LLC

Agreed to and accepted:

AMERIPRISE

By:  /s/ Frank McCarthy
Name: Frank McCarthy
Title: General Manager & Vice President, External Products Group

Address for notices	Addresses for notices

[Address] Attention: ________________________	570 Ameriprise Financial Center Minneapolis, MN 55474 Attention: Attention: Frank McCarthy

With a copy to: General Counsel’s Office 50606 Ameriprise Financial Center Minneapolis, MN 55474